Exhibit 10.8(a)
                                                                 ---------------


                               ZOND SYSTEMS, INC.

                             POWER PURCHASE CONTRACT

                                     BETWEEN

                       SOUTHERN CALIFORNIA EDISON COMPANY

                                       AND

                               ZOND SYSTEMS, INC.

                                   MONOLITH I

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                               ZOND SYSTEMS, INC.

                                TABLE OF CONTENTS

SECTION    TITLE                                                      PAGE
-------    ---------------------------------------------------     ----------

   1       PROJECT SUMMARY                                               1

   2       DEFINITIONS                                                   5

   3       TERM                                                         10

   4       GENERATING FACILITY                                          11

   5       OPERATING OPTIONS                                            22

   6       INTERCONNECTION FACILITIES                                   24

   7       ELECTRIC LINES AND ASSOCIATED EASEMENTS                      26

   8       METERING                                                     27

   9       POWER PURCHASE PROVISIONS                                    29

  10       PAYMENT AND BILLING PROVISIONS                               40

  11       TAXES                                                        44

  12       TERMINATION                                                  44

  13       LIABILITY                                                    45

  14       INSURANCE                                                    47

  15       UNCONTROLLABLE FORCES                                        49

  16       NONDEDICATION OF FACILITIES                                  51

  17       PRIORITY OF DOCUMENTS                                        51

  18       NOTICES AND CORRESPONDENCE                                   52

  19       PREVIOUS COMMUNICATIONS                                      52

  20       NONWAIVER                                                    52

  21       SUCCESSORS AND ASSIGNS                                       53

  22       EFFECT OF SECTION HEADINGS                                   53

  23       GOVERNING LAW                                                54

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                               ZOND SYSTEMS, INC.

                                TABLE OF CONTESTS

SECTION    TITLE                                                      PAGE
-------    ---------------------------------------------------     ----------

  24       MULTIPLE ORIGINALS                                           54

           SIGNATURES                                                   54

           INTERCONNECTION FACILITIES AGREEMENT                    APPENDIX A

           FORECAST OF ANNUAL AS-AVAILABLE CAPACITY PAYMENT
            SCHEDULE                                               APPENDIX B

           FORECAST OF ANNUAL MARGINAL COST OF ENERGY PAYMENT
            SCHEDULE                                               APPENDIX C

           TOU-8 RATE SCHEDULE RULE 21                             APPENDIX D

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                               ZOND SYSTEMS, INC.

1.       PROJECT SUMMARY

         This Contract is entered into between Southern California Edison Company ("Edison" and Zond Systems, Inc. ("Zond"), a California corporation, acting in its own behalf and in behalf of other owners, if any, as Project Manager, collectively referred to as "Seller"). Seller is willing to construct, own, and operate a Qualifying Facility and sell electric power to Edison and Edison is willing to purchase electric power delivered by Seller to Edison at the Point of Interconnection pursuant to the terms and conditions set forth as follows:

         1.1 All Notices shall be sent to Seller at the following address: Zond Systems, Inc
                           112 South Curry Street
                           P.O. Box 276
                           Tehachapi, CA  93561
                           Attention: Director of Operations, and
                           Zond Systems, Inc.
                           1693 Mission Drive
                           Suite 297
                           Solvang, CA  93463
                           Attention: General Counsel

         1.2      Seller's Generating Facility:

                  a.    Nameplate Rating: 7000 kW.

                  b.    Location: Sections 33 and 34, Township 12
                        North, Range 14 West, SBB&M.

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                               ZOND SYSTEMS, INC.

                  c.    Type: Small Power Production Facility
                  d.    Delivery of power to Edison at a nominal
                        12,000 volts.
                  e. Seller shall commence construction of the Generating Facility by January 1, 1985.

         1.3      Edison Customer Service District:
                  Antelope Valley
                  42060 10th Street W
                  Lancaster, CA 93534.

         1.4      Location of Edison Operating Switching Center:
                  Antelope Substation
                  9634 West Avenue J
                  Lancaster, CA 93534

         1.5      Contract Capacity: 7,000 kW

                  1.5.1    Estimated as-available capacity: 7,000 kW.

                  1.5.2    Firm Capacity: 0 kW.

         1.6      Expected annual production: 24,000,000 kWh.

         1.7 Expected Firm Operation for each generating unit(s): 1985.

         1.8      Contract Term: 30 years.

         1.9      Operating Options pursuant to Section 5:

                  [ ] Operating Option I. Entire Generator output to be sold to Edison. No electric service or standby service required.

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                               ZOND SYSTEMS, INC.

                  [X] Operating Option II. Entire Generator output to be sold to Edison with separate electric service required.

                           a. Electric service Tariff Schedule No. GS-1 pursuant to Section 10.2.

                           b.   Contract demand: N/A.

                  [ ] Operating Option III. Excess generator output to be sold to Edison with Seller serving own load.

                           a. Electric service Tariff Schedule No.______ pursuant to Section 10.2.

                           b.   Contract demand ______ kW.

                           c.   Standby Demand ______ kW pursuant to
                                Section 10.2.

                           d.   Maximum electrical requirements expected
                                ______kW.

                           e. Standby electric service Tariff Schedule No.______ pursuant to Section 10.2.

                           f.   Minimum monthly charge for standby
                                service ______.

         1.10 Interconnection Facilities Agreement pursuant to Section 6 shall be: Seller Owned and Operated Basis (Appendix A)

         1.11     The Capacity Payment Option selected by Seller pursuant to
                  Section 9.1 shall be As-available capacity based upon:
                  Forecast of Annual

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                               ZOND SYSTEMS, INC.

                  As-Available Capacity Payment Schedule. The as-available capacity price first year):

                                $81 kW-yr. Appendix B

         1.12     The Energy Payment Option selected by Seller pursuant to
                  Section 9.2 shall be:

                  [X] Option 1 - Forecast of Annual Marginal Cost of Energy in effect at date of execution of this Contract. Appendix C)

                           Option 2 - Levelized Forecast of Marginal Cost of Energy in effect at date of execution of this Contract. Levelized Forecast for expected date of Firm Operation is 6.9 CENT/kWh. For the energy payment refund pursuant to Section 9.5 under Option 2, Edison's Incremental Cost of Capital is 15%.

                           Seller may change once between Options 1 and 2, provided Seller delivers written notice of such change at least 90 days prior to the date of Firm Operation.

                           For Option 1 or 2, Seller elects to receive the following percentages in 20% increments, the total of which shall equal 100%:

                           100  Percent of Forecast of Marginal Cost of
                                Energy Annual or Levelized), and

                            0 Percent of Edison's published avoided cost of energy based on Edison's full

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                                avoided operating costs as updated periodically
                                and accepted by the Commission.

                  Metering Location

                  Seller elects metering location pursuant to Section 8 as follows: Seller's side of the Interconnection Facilities. Loss compensation factor is equal to .5%, pursuant to
                  Section 8.3

2.       DEFINITIONS

         When used with initial capitalizations, whether in the singular or in the plural, the following terms shall have the following meanings:

         2.1 Appendix A: Interconnection Facilities Agreement Seller Owned and Operated Basis

         2.2      Appendix B: Forecast of Annual As Available Capacity Payment
                  Schedule

                  Appendix C: Forecast of Annual Marginal Cost of Energy

         2.4      Appendix D: TOU-8 Tariff Rule; Rule 21

         2.5 Capacity Payment Schedule(s) Published capacity payment schedule(s) as authorized by the Commission for as-available or firm capacity.

         2.6 Commission: The Public Utilities Commission of the State of California.

         2.7 Contract: This document and Appendices, as amended from time to time.

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                  Contract Capacity: The electric power producing capability of the Generating Facility.

         2.9 Contract Term: Period in years commencing with date of Firm Operation for the first generating unit(s) during which Edison shall purchase electric power from Seller

         2.10     Edison: The Southern California Edison Company.

         2.1 Edison Electric System Integrity: The state of operation of Edison's electric system in a manner which is deemed to minimize the risk of injury to persons and/or property and enables Edison to provide adequate and reliable electric service to its customers.

         2.12 Emergency: A condition or situation which in Edison's sole judgment affects Edison Electric System Integrity.

         2.13 Energy: Kilowatt hours generated by the Generating Facility which are purchased by Edison at the Point of Interconnection.

         2.14 Firm Operation: The date upon which the Parties agree testing of the first generating unit has been completed and the unit is capable of commercial operation.

         2.15     First Period: The period of the Contract Term specified in
                  Section 3.1.

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         2.16     Forced Outage: Any outage other than a scheduled outage of the
                  Generating Facility that fully or partially curtails its electrical output.

         2.17 Generating Facility: All of Seller's generators, including all protective and other associated equipment and improvements related thereto necessary to produce electrical power at Seller's Facility excluding associated land, land rights, and interests in land.

         2.18 Generator: The generator(s) and associated prime mover(s), which are a part of the Generating Facility

         2.19 Interconnection Facilities: Those protection metering, electric line(s), and other facilities required in Edison's sole judgment to permit an electrical interface between Edison's system and the Generating Facility in accordance with Edison's Tariff Rule No. 21 titled Cogeneration and Small Power Production Interconnection Standards filed with the Commission and attached hereto as Appendix D.

         2.20 Interconnection Facilities Agreement: That document which is specified in Section 1.10 and is attached hereto.

         2.21 KVAR: Reactive kilovolt-ampere, a unit of measure of reactive power.

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         2.22     Operate: To provide the engineering, purchasing repair,
                  supervision, training, inspection, testing, protection, operation, use, management, replacement, retirement, reconstruction and maintenance of and for the Generating Facility in accordance with applicable California utility standards and good engineering practices.

         2.23 Operating Representatives: Individual(s) appointed by each Party for the purpose of securing effective cooperation and interchange of information between the Parties in connection with administration and technical matters related to this Contract

         2.24     Parties: Edison and Seller

         2.25     Party: Edison or Seller.

         2.26 Peak Months: Those months in which the Edison annual system peak demand could occur. Currently, but subject to change with notice, the peak months for the Edison system are June, July, August, and September.

         2.27 Point of Interconnection: The point where the transfer of electrical energy between Edison and Seller takes place.

         2.28 Project: The Generating Facility and Interconnection Facilities required to permit operation of Seller's Generator in parallel with Edison's electric system.

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         2.29     Project Manager: The entity responsible for operating and
                  maintaining the Project on behalf of the owner(s) thereof

         2.30 Protective Apparatus: That equipment and apparatus installed by Seller and/or Edison pursuant to Section 4.2

         2.31 Qualifying Facility: Small Power Production Facility which meets the criteria as defined in Title 18, Code of Federal Regulations, Section 292.201 through 292.207 as of the execution date of this Contract.

         2.32     Second Period: The period of the Contract Term specified in
                  Section 3.2.

         2.33     Seller: The Party identified in Section 1.0.

         2.34 Seller's Facility: The premises and equipment of Seller located as specified in Section 1.2.

         2.35 Small Power Production Facility The facilities and equipment which use biomass, waste, or renewable resources, including wind, solar, geothermal, and water, to produce electrical energy as defined in Title 18, Code of Federal Regulations,
                  Section 292.201 through 292.207 as of the execution date of this Contract.

         2.36 Summer Period; Defined in Edison's Tariff Schedule No. TOU-8 as now in effect or as may hereafter be authorized by the Commission.

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         2.37     Tariff Schedule No. TOU-8: Edison's time-of-use energy tariff for electric service exceeding 500 kW, as now in effect or as may hereafter be authorized by the Commission.

         2.38 Uncontrollable Forces: Any occurrence beyond the control of a Party which causes that Party to be unable to perform its obligations hereunder and which a Party has been unable to overcome by the exercise of due diligence, including but not limited to flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic war, riot, civil disturbance or disobedience strike, labor dispute, action or inaction of legislative, judicial, or regulatory agencies, or other proper authority, which may conflict with the terms of this Contract, or failure, threat of failure or sabotage of facilities which have been maintained in accordance with good engineering and operating practices in California.

         2.39 Winter Period: Defined in Edison's Tariff Schedule No. TOU-8 as now in effect or as may hereafter be authorized by the Commission.

3.       TERM

         This Contract shall be effective upon execution by the Parties and shall remain effective until either Party gives 90 days prior written notice of termination to the

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         other Party, except that such notice of termination shall not be effective to terminate this Contract prior to expiration of the Contract Term specified in Section 1.8.

         3.1 The First Period of the Contract Term shall commence upon date of Firm Operation but not later than 5 years from the date of execution of this Contract and shall be for 10 years.

         3.2 The Second Period of the Contract Term shall commence upon expiration of the First Period and shall continue for the remainder of the Contract Term

4.       GENERATING FACILITY

         4.1      Ownership

                  The Generating Facility shall be owned by Seller.

                  4.1.1 If the identity of the Project Manager changes for any reason, Edison shall have the right to approve the new Project Manager. Such approval shall be withheld only if the assets, financial condition, or operating capability of the proposed replacement Project Manager gives Edison reasonable cause to doubt such entity's ability to adequately perform the duties of the Project Manager. To facilitate such approval, Edison may request Seller to furnish any material reasonably necessary for Edison to prudently

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                           approve a change in Project Manager. Therefore,
                           except as in conflict with law, any financing documents, partnership agreements, or management contracts which specify the Project Manager's role shall specifically provide for Edison's right of approval of any such Project Manager. Such change in Project Manager and the approval thereof by Edison shall not operate to reduce the rights and obligations of the project owners under the Contract.

                  4.1.2 The Project Manager shall have the authority to contract for the owners of the Project on all matters pertaining to the implementation of this Contract. The Project Manager shall provide Edison with satisfactory evidence of its authority to act on behalf of the owners of the Project. Such evidence shall include, but not be limited to, authenticated copies of any partnership agreement(s), fictitious business name statement(s), certificate(s of partnership, and management agreement(s). The Project Manager shall also provide Edison with authenticated copies of the agreement(s), if any, appointing the Project Manager for purposes of this Contract.

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                  4.1.3    Edison's obligations to purchase capacity and Energy
                           shall be contingent upon the compliance by Seller with the terms and conditions of this Section 4.1
         4.2      Design

                  4.2.1    Seller, at no cost to Edison, shall

                           a.   Design the Generating Facility.

                           b.   Acquire all permits and other approvals
                                necessary for the construction,
                                operation, and maintenance of the
                                Generating Facility.

                           c.   Complete all environmental impact
                                studies necessary for the construction,
                                operation, and maintenance of the
                                Generating Facility.

                           d. Furnish and install the relays, meters, power circuit breakers, synchronizer, and other control and Protective Apparatus as shall be agreed to by the Parties as being necessary for proper and safe operation of the Project in parallel with Edison's electric system.

                  4.2.2    Edison shall have the right to:

                           a. Review the design of the Generating Facility's electrical system and the Seller's Interconnection Facilities.

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                                Such review may include, but not be limited to,
                                the Generator, governor, excitation system, synchronizing equipment, protective relays, and neutral grounding. The Seller shall be notified in writing of the outcome of the Edison review within 30 days of the receipt of all specifications for both the Generating Facility and the Interconnection Facilities. Any flaws perceived by Edison in the design shall be described in Edison's written notice.

                           b. Request modifications to the design of the Generating Facility's electrical system and the Seller's Interconnection Facilities. Such modifications shall be required if necessary to maintain Edison Electric System Integrity when in parallel with the Edison electric system.

                  4.2.3 Seller shall provide individual power factor correction capacitors for each induction-type generator. Such capacitors shall be switched on and off simultaneously with each of the associated induction-type generator(s) of the Generating Facility. The KVAR rating of such capacitors shall be the highest standard

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                           value which will not exceed such generators no-load
                           KVAR requirement. Seller shall not install power factor correction in excess of that required by this Section unless agreed to in writing by the Parties.

                  4.2.4 Seller shall not locate any part of a wind-driven generating unit of the Generating Facility within a distance 1.25 times the height of a wind turbine structure of an existing electric utility 33 kV, 66 kV, or 115 kV transmission line right of way or within three rotor blade diameters of an existing electric utility 220 kV or 500 kV transmission line right of way or any proposed transmission line right of way of which Edison is pursuing regulatory approval for construction

         4.3      Construction

                  Edison shall have the right to review, consult with, and make recommendations regarding Seller's construction schedule and to monitor the construction and start-up of the Project. Seller shall notify Edison, at least one year prior to Firm Operation, of changes in Seller's Construction Schedule which may affect the date of Firm Operation.

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         4.4      Operation

                  4.4.1 The Generating Facility and Seller's Protective Apparatus shall be operated and maintained in accordance with applicable California utility industry standards and good engineering practices with respect to synchronizing, voltage and reactive power control. Edison shall have the right to monitor operation of the Project and may require changes in Seller's method of operation if such changes are necessary, in Edison's sole judgment, to maintain Edison Electric System Integrity.

                  4.4.2 Seller shall notify in writing Edison's Operating Representative at least 14 days prior to:

                           (a) the initial testing of Seller's Protective Apparatus; and

                           (b) the initial parallel operation of Seller's Generators with Edison's electrical system.

                           Edison shall have the right to have a representative present at each event.

                  4.4.3 Edison shall have the right to require Seller to disconnect the Generator from the Edison electric system or to reduce the electrical

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                           maintenance of Edison's facilities, or to maintain
                           Edison Electric System Integrity. Each Party shall endeavor to correct, within a reasonable period, the condition on its system which necessitates the disconnection or the reduction of electrical output. The duration of the disconnection or the reduction in electrical output shall be limited to the period of time such a Contract Capacity availability. In addition, Seller shall provide Edison with reasonable advance notice regarding its scheduled outages including any reduction in Contract Capacity availability. Reasonable advance notice is as follows:

                   SCHEDULED OUTAGE                             ADVANCE NOTICE
                   EXPECTED DURATION                               TO EDISON
                   --------------------------                   --------------
                   Less than one day                                24 Hours
                   One day or more
                      (except major overhauls                        1 Week
                      Major overhaul                                 6 Months

                  4.4.6 Notification by each Party's Operating Representative of outage date and duration should be directed to the other Party's Operating Representative by telephone.

                  4.4.7 Seller shall not schedule major overhauls during Peak Months.

                  4.4.8 Seller shall maintain an operating log at Seller's Facility with records of: real and reactive power production; changes in operating status, outages, Protective Apparatus operations; and any unusual conditions found during inspections. In addition, Seller shall maintain records applicable to the Generating Facility, including the electrical characteristics of the Generator and settings or adjustments of

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                           the Generator control equipment a protective devices.
                           Information pursuant to this Section 4.4.8 sh. provided to Edison, within 30 d Edison's request.

                  4.4.9 If, at any time, Edison doubts of any of Seller's Protective App believes that such loss of integrity wou impair the Edison Electric System Integr Seller shall demonstrate, to Edison's satisfaction, the correct calibration an operation of the equipment in question.

                  4.4.10   Seller shall test all protective devices specified in
                           Section 4.2 with qualified Edison personnel present at intervals no exceed four years.

                  4.4.11 Seller shall, to the extent possible, pr reactive power for its own requirements, where applicable, the reactive power los of interfacing transformers. Seller sha not deliver excess reactive power to Edi unless otherwise agreed upon between the Parties.

                  4.4.12 Seller warrants that, at the date of ini energy deliveries and during the term of Contract, its Generating Facility shall

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                           the Qualifying Facility requirements established as
                           of the effective date of this Contract by the Federal Energy Regulatory Commission's rules 18 Code of Federal Regulations 292), implementing the Public Utility Regulatory Policies Act of 1978 (16 U.S.C.A. 796, et seq.).

                  4.4.13 The Seller warrants that the Generating Facility shall at all times conform to all applicable laws and regulations. Seller shall obtain and maintain any governmental authorizations and permits for the continued operation of the Generating Facility. If at any time Seller does not hold such authorizations and permits, Seller agrees to reimburse Edison for any loss which Edison incurs as a result of the Seller's failure to maintain governmental authorization and permits.

                  4.4.14 At Edison's request, Seller shall make all reasonable effort to deliver power at an average rate of delivery at least equal to the Contract Capacity during periods of Emergency. In the event that the Seller has previously scheduled an outage coincident with an Emergency, Seller shall make all

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                           reasonable efforts to reschedule the outage. The
                           notification periods listed in Section 4.4.5 shall be waived by Edison if Seller reschedules the outage.

         4.5      Maintenance

                  4.5.1 Seller shall maintain the Generating Facility in accordance with applicable California utility industry standards and good engineering and operating practices. Edison shall have the right to monitor such maintenance of the Generating Facility. Seller shall maintain and deliver a maintenance record of the Generating Facility to Edison's Operating Representatives upon request.

                  4.5.2 Seller shall make a reasonable effort to schedule routine maintenance during Off-Peak Months. Outages for scheduled maintenance shall not exceed a total of 30 peak hours for the Peak Months.

                  4.5.3 The allowance for scheduled maintenance is as follows:

                           a. Outage periods for scheduled maintenance shall not exceed 840 hours (35 days) in any 12-month period. This allowance may

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                                be used in increments of an hour or longer on a
                                consecutive or nonconsecutive basis.

                           b. Seller may accumulate unused maintenance hours on a year-to-year basis up to a maximum of 1,080 hours (45 days). This accrued time must be used consecutively and only for major overhauls.

         4.6 Any review by Edison of the design, construction, operation, or maintenance of the Project is solely for the information of Edison. By making such review, Edison makes no representation as to the economic and technical feasibility, operational capability, or reliability of the Project. Seller shall in no way represent to any third party that any such review by Edison of the Project, including not limited to, any review of the design, construction, operation, or maintenance of the Project by Edison is a representation by Edison as to the economic and technical feasibility, operational capability, or reliability of said facilities. Seller is solely responsible for economic and technical feasibility, operational capability, and reliability thereof.

5.       OPERATING OPTIONS

         5.1 Seller shall elect in Section 1.9 to Operate its Generating Facility in parallel with Edison's

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                  electric system pursuant to one of the following options:

                  a. Operating Option I: Seller agrees to sell the entire Generator output to Edison with no electrical service required from Edison.

                  b. Operating Option II: Seller agrees to sell the entire Generator output to Edison with electrical service required from Edison.

                  c. Operating Option III: Seller agrees to sell to Edison only that portion of the Generator output in excess of Seller's electrical service requirements. As much as practicable, Seller intends to serve its electrical requirements from the Generator output and will require electrical standby from Edison as designated in Section

         5.2 After expiration of the First Period of the Contract Term, Seller may change the Operating Option, but not more than once per year upon at least 90 days prior written notice to Edison. Edison shall not be required to remove or reserve capacity of Interconnection Facilities made idle by a change in operating options. Edison may dedicate any such idle Interconnection Facilities, owned by Edison, at any time to serve other customers or to interconnect with other electric power sources. Edison shall

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                  process requests for changes of operating option in the
                  chronological order received.

                  5.2.1 When the Seller wishes to reserve Interconnection Facilities paid for by the Seller but idled by a change in operation option, Edison shall impose a special facilities charge related to the operation and maintenance of the Interconnection Facility. When the Seller no longer needs said facilities for which it has paid, the Seller shall receive credit for the net salvage value of the Interconnection Facilities dedicated to Edison's use. If Edison is able to make use of these facilities to serve other customers, the Seller shall receive the fair market value of the facilities determined as of the date the Seller either decides no longer to use said facilities or fails to pay the required maintenance fee.

6.       INTERCONNECTION FACILITIES

         6.1 The Parties shall execute an Interconnection Facilities Agreement selected by Seller in Section 1.10, covering the design, installation, operation and maintenance of the Interconnection Facilities required in Edison's sole judgment, to

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                               ZOND SYSTEMS, INC.

                  permit an electrical interface between the Parties pursuant to Edison's Tariff Rule No. 21.

         6.2 The cost for the Interconnection Facilities set forth in the appendices specified in Section 1.10, are estimates only for Seller's information and will be adjusted to reflect recorded costs after installation is complete; except that, upon Seller's written request to Edison, Edison shall provide a binding estimate which shall be the basis for the Interconnection Facilities cost in the Interconnection Facilities Agreement executed by the Parties.

         6.3 The nature of the Interconnection Facilities and the Point of Interconnection shall be set forth either by equipment lists or appropriate one-line diagrams and shall be attached to the appropriate appendix specified in Section 1.10.

         6.4 The design, installation, operation, maintenance, and modifications of the Interconnection Facilities shall be at Seller's expense.

         6.5 Seller shall not commence parallel operation of the Generating Facility until written approval for operation of the Interconnection Facilities has been received from Edison. The Seller shall notify Edison at least forty-five days prior to the initial energizing of the Point of Interconnection. Edison shall have the right to inspect the Interconnection

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                               ZOND SYSTEMS, INC.

                  Facilities within thirty days of receipt of such notice. If the facilities do not pass Edison's inspection, Edison shall provide in writing the reasons for this failure within five days of the inspection.

         6.6 Seller, at no cost to Edison, shall acquire all permits and approvals and complete all environmental impact studies necessary for the design, installation, operation, and maintenance of the Interconnection Facilities.

7.       ELECTRIC LINES AND ASSOCIATED EASEMENTS

         7.1 Edison shall, as it deems necessary or desirable, build electric lines, facilities and other equipment, both overhead and underground, on and off Seller's Facility, for the purpose of effecting the agreements contained in this Contract. The physical location of such electric lines, facilities and other equipment on Seller's Facility shall be determined by agreement of the Parties.

         7.2 Seller shall reimburse Edison for the cost of acquiring property rights off Seller's Facility required by Edison to meet its obligations under this Contract

         7.3 Seller shall grant to Edison, without cost to Edison, and by an instrument of conveyance, acceptable to Edison, rights of way, easements and

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                               ZOND SYSTEMS, INC.

                  other property interests necessary to construct, reconstruct, use, maintain, alter, add to, enlarge, repair, replace, inspect and remove, at any time, the electric lines, facilities or other equipment, both overhead and underground, which are required by Edison to effect the agreements contained in the Contract. Seller shall also grant the rights of ingress and egress at all reasonable times necessary for Edison to perform the activities contemplated in the Contract.

         7.4 The electric lines, facilities, or other equipment referred to in this Section 7 installed by Edison on or off Seller's Facility shall be and remain the property of Edison.

         7.5 Edison shall have no obligation to Seller for any delay or cancellation due to inability to acquire a satisfactory right of way, easements, or other property interests.

8.       METERING

         8.1 All meters and equipment used for the measurement of electric power for determining Edison's payments to Seller pursuant to this Contract shall be provided, owned, and maintained by Edison at Seller's expense in accordance with Edison's Tariff Rule No. 21.

         8.2 All meters and equipment used for billing Seller for electric service provided to Seller by Edison under

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                               ZOND SYSTEMS, INC.

                  Operating Options II or III shall be provided, owned, and maintained by Edison at Edison's expense in accordance with Edison's Tariff Rule No. 16.

         8.3 The meters and equipment used for measuring the Energy sold to Edison shall be located on the side of the Interconnection Facilities as specified by Seller in Section 1.13. If the metering equipment is located on the Seller's side of the Interconnection Facilities, then a loss compensation factor agreed upon by the Parties shall be applied. At the written request of the Seller, and at Seller's sole expense, Edison shall measure actual transformer losses. If the actual measured value differs from the agreed-upon loss compensation factor, the actual value shall be applied prospectively. If the meters are placed on Edison's side of the Interconnection Facilities, service shall be provided at the available transformer high-side voltage.

         8.4 For purposes of monitoring the Generator operation and the determination of standby charges, Edison shall have the right to require, at Seller's expense, the installation of generation metering. Edison may also require the installation of telemetering equipment at Seller's expense for Generating Facilities equal to or greater than 10 MW.

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         8.5      Edison's meters shall be sealed and the seals shall be broken only when the meters are to be inspected, tested, or adjusted by Edison. Seller shall be given reasonable notice of testing and have the right to have its Operating Representative present on such occasions

         8.6 Edison's meters installed pursuant to this Contract shall be tested by Edison, at Edison's expense, at least once each year and at any reasonable time upon request by either Party, at the requesting Party's expense. If Seller makes such request, Seller shall reimburse said expense to Edison within thirty days after presentation of a bill therefor

         8.7 Metering equipment found to be inaccurate shall be repaired, adjusted, or replaced by Edison such that the metering accuracy of said equipment shall be within two percent. If metering equipment inaccuracy exceeds two percent, the correct amount of Energy and Contract Capacity delivered during the period of said inaccuracy shall be estimated by Edison and agreed upon by the Parties.

9.       POWER PURCHASE PROVISIONS

         Prior to the date of Firm Operation, Seller shall be paid for Energy only pursuant to Edison's published avoided cost of energy based on Edison's full avoided operating cost as periodically updated and accepted by the

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         Commission. If at any time Energy can be delivered to Edison and Seller is contesting the claimed jurisdiction of any entity which has not issued a license or other approval for the Project, Seller, in its sole discretion and risk, may deliver Energy to Edison and, for any Energy purchased by Edison, Seller shall receive payment from Edison for (i Energy pursuant to this Section, and ii as-available capacity based on a capacity price from the Standard Offer No. 1 Capacity Payment
         Schedule as approved by the Commission. Unless and until all required licenses and approvals have been obtained, Seller may discontinue deliveries at any time.

         9.1      Capacity Payments

                  Seller shall sell to Edison and Edison shall purchase from Seller capacity pursuant to the capacity payment option selected by Seller in Section 1.11. The Capacity Payment Schedules will be based on Edison's full avoided operating costs as approved by the Commission throughout the life of this Contract. Data used to derive Edison's full avoided costs will be made available to the Seller, to the extent specified by Seller upon request.

                  9.1.1    Capacity Payment Option A -- As Available Capacity.

                           Seller shall be paid a monthly capacity payment calculated pursuant to the following formula:

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          Monthly Capacity Payment = (A x D)+(B x D)+(C x D)

                           Where A = kWh purchased by Edison during on-peak
                                     periods defined in Edison's Tariff Schedule
                                     No. TOU-8.

                                 B = kWh purchased by Edison during mid-peak
                                     periods defined in Edison's Tariff Schedule
                                     No. TOU-8.

                                 C = kWh purchased by Edison during off-peak
                                     periods defined in Edison's Tariff Schedule
                                     No. TOU-8.

                                 D = The appropriate time differentiated
                                     capacity price from the Forecast of Annual
                                     As-Available Capacity Payment Schedule as specified by Seller in Section 1.11.

                           9.1.1.1  The formula set forth in Section

                                    9.1.1    shall be computed as follows:

                                    a.       During the First Period of the
                                             Contract Term D shall equal the
                                             appropriate time differentiated
                                             capacity price from the
                                             Forecast

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                                             of Annual As-Available Capacity
                                             Payment Schedule.

                                    b.       During the Second Period of
                                             Contract Term, the formula
                                             shall be computed with D equal
                                             to the appropriate time
                                             differentiated capacity price
                                             from Standard Offer No. 1
                                             Capacity Payment Schedule, but
                                             not less than the greater of i
                                             the appropriate time
                                             differentiated capacity price
                                             from the Forecast of Annual
                                             As-Available Capacity Payment
                                             Schedule for the last year of
                                             the First Period, or ii the
                                             appropriate time differentiated
                                             capacity price from the
                                             Standard Offer No. 1 Capacity
                                             Payment Schedule for the first
                                             year of the Second Period.

         9.2      Energy Payments - First Period

                  During the First Period of the Contract Term, Seller shall be paid a monthly energy payment for the Energy delivered by the Seller to Edison at the Point of Interconnection pursuant to the energy payment option selected by Seller in Section 1.12, as follows.

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                  Data used to derive Edison's Energy payments for the First
                  Period will be made available to the Seller, to the extent specified by Seller, upon request.

                  9.2.1 Energy Payment Option 1 -- Forecast of Annual Marginal Cost of Energy.

                           If Seller selects energy payment option 1, then during the First Period of the Contract Term, Seller shall be paid a monthly energy payment for Energy delivered by Seller purchased by Edison during each month in the First Period of the Contract Term pursuant to the following formula:

            monthly energy payment = (A x D) + (B x D) + (C x D

                           Where A = kWh purchased by Edison during on-peak
                                     periods defined in Edison's Tariff Schedule
                                     No. TOU-8.

                                 B = kWh purchased by Edison during mid-peak
                                     periods  defined in Edison's Tariff
                                     Schedule No. TOU-8.

                                 C = kWh purchased by Edison during off-peak
                                     periods defined in Edison's Tariff Schedule
                                     No. TOU-8.

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                                 D = The sum of:

                                      i the appropriate time differentiated
                                     energy price from the Forecast of Annual
                                     Marginal Cost of Energy, multiplied by the decimal equivalent of the percentage of the forecast specified in Section 1.12, and

                                      ii the appropriate time differentiated
                                     energy price from Edison's published
                                     avoided cost of energy multiplied by the decimal equivalent of the percentage of the published energy price specified in
                                     Section 1.12.

                  9.2.2 Energy Payment Option 2 -- Levelized Forecast of Marginal Cost of Energy If Seller selects energy payment option 2 then during the First Period of the Contract Term, Seller shall be paid a monthly energy payment for Energy delivered by Seller and purchased by Edison each month during the First Period of the Contract Term pursuant to the following formula:

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                               ZOND SYSTEMS, INC.

            Monthly Energy Payment = (A x D) + (B x D) + (C x D)

                           Where A = kWh purchased by Edison during on-peak
                                     periods defined in Edison's Tariff Schedule
                                     No. TOU-8.

                                 B = kWh purchased by Edison during mid-peak
                                     periods defined in Edison's Tariff Schedule
                                     No. TOU-8.

                                 C = kWh purchased by Edison during off-peak
                                     periods defined in Edison's Tariff Schedule
                                     No. TOU-8.

                                 D = The sum of:

                                     (i) the appropriate time differentiated
                                     energy price from the Levelized Forecast of Marginal Cost of Energy, for the First Period of the Contract Term multiplied by the decimal equivalent of the percentage of the levelized forecast specified in Section 1.12, and
                                     (ii) the appropriate time differentiated energy price from Edison's published avoided cost

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                               ZOND SYSTEMS, INC.

                                     of energy multiplied by the decimal
                                     equivalent of the percentage of the
                                     published energy price specified in Section

                  9.2.2.1  Performance Requirement for Energy Payment Option 2

                           During the First Period when the annual forecast referred to in Section 9.2.1 is greater than the levelized forecast referred to in Section 9.2.2, Seller shall deliver to Edison at least 70 percent of the average annual kWh delivered to Edison during those previous periods when the levelized forecast referred to in Section 9.2.2 is greater than the annual forecast referred to in Section 9.2.1 as resource conditions permit for solar, wind, and hydro Generating Facilities and excluding uncontrollable forces. If Seller does not meet the performance requirements of this Section 9.2.2.1, Seller shall be subject to Section 9.5.

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         9.3      Energy Payments - Second Period

                  During the Second Period of the Contract Term, Seller shall be paid a monthly energy payment for Energy delivered by Seller and purchased by Edison at a rate equal to 100% of Edison's published avoided cost of energy based on Edison's full avoided operating cost as updated periodically and accepted by the Commission, pursuant to the following formula:

monthly energy payment =   kWh purchased by Edison for each on-peak, mid-peak,
                           and off-peak time period defined in Edison's Tariff
                           Schedule No. TOU-8

                       x Edison's published avoided cost of energy by time of delivery for each time period.

                  Data used to derive Edison's full avoided costs will be made available to the Seller, to the extent specified by Seller, upon request.

         9.4 Edison shall not be obligated to accept or pay for Energy, and may request Seller whose Generating Facility is one (1 MW or greater to discontinue or reduce delivery of Energy, for not more than 300 hours annually during off-peak hours when (i) purchases would result in costs greater than those which Edison would incur if it did not purchase Energy from Seller but instead utilized an

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                               ZOND SYSTEMS, INC.

                  equivalent amount of Energy generated from another Edison source, or ii the Edison Electric System demand would require that Edison hydro-energy be spilled to reduce generation.

         9.5      Energy Payment Refund

                  If Seller elects energy payment option 2, Seller shall be subject to the following:

                  9.5.1 If Seller fails to perform the Contract obligations for any reason during the First Period of the Contract Term, or fails to meet the performance requirements set forth in Section 9.2.2.1, and at the time of such failure to perform, the net present value of the cumulative Energy payments received by Seller pursuant to energy payment option 2 exceeds the net present value of what Seller would have been paid pursuant to energy payment option 1, Seller shall make an energy payment refund equal to the difference in such net present values in the year in which the refund is due. The present value calculation shall be based upon the rate of Edison's incremental cost of capital specified in
                           Section 1.12.

                  9.5.2 Not less than 90 days prior to the Energy is first delivered to the Point of

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                           Interconnection, Seller shall provide and maintain a
                           performance bond, surety bond, performance insurance, corporate guarantee, or bank letter of credit, satisfactory to Edison, which shall insure payment to Edison of the energy payment refund at any time during the First Period. Edison may, in its sole discretion accept another form of security except that in such instance a 1-1/2 percent reduction shall then apply to the levelized forecast referred to in
                           Section 9.2.2 in computing payments for Energy. Edison shall be provided certificates evidencing Seller's compliance with the security requirements in Section which shall also include the requirement that Edison be given 90 days prior written notice of the expiration of such security.

                  9.5.3 If Seller fails to provide replacement security not less than 60 days prior to the date of expiration of existing security, the energy payment refund provided in Section 9.5 shall be payable forthwith. Thereafter, payments for Energy shall be

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                               ZOND SYSTEMS, INC.

                           100 percent of the monthly energy payment provided in
                           Section 9.2.1

                  9.5.4 If Edison at any time determines the security to be otherwise inadequate, and so notifies Seller, payments thereafter for Energy shall be 100 percent of the monthly energy payment provided in Section
                           9.2.1. If within 30 days of the date Edison gives notice of such inadequacies, Seller satisfies Edison's security requirements, energy payment option 2 shall be reinstated. If Seller fails to satisfy Edison's security requirements within the 30-day period, the energy payment refund provided in
                           Section 9.5 shall be payable forthwith.

10.      PAYMENT AND BILLING PROVISIONS

         10.1     For Energy and capacity purchased by Edison:

                  10.1.1 Edison shall mail to Seller not later than thirty days after the end of each monthly billing period (1) a statement showing the Energy and Contract Capacity delivered to Edison during the on-peak, mid-peak, and off-peak periods, as those periods are specified in Edison's Tariff Schedule No. TOU-8 for that monthly billing period,

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                               ZOND SYSTEMS, INC.

                           (2) Edison's computation of the amount due Seller, and (3 Edison's check in payment of said amount.

                  10.1.2 If the monthly payment period involves portions of two different published Energy payment schedule periods, the monthly Energy payment shall be prorated on the basis of the percentage of days at each price

                  10.1.3 If the payment period is less than 27 days or greater than 33 days, the capacity payment shall be prorated on the basis of the average days per month per year.

                  10.1.4 If within thirty days of receipt of the statement Seller does not make a report in writing to Edison of an error, Seller shall be deemed to have waived any error in Edison's statement, computation, and payment, and they shall be considered correct and complete.

         10.2     For electric service provided by Edison:

                  10.2.1 Under Operating Option III pursuant to Section 5.1, standby electric service shall be provided under terms and conditions of Edison's tariff schedule indicated below as now in effect or as may hereafter be

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                               ZOND SYSTEMS, INC.

                           authorized by the Commission to be revised The applicable tariff schedules are:

                           STANDBY TARIFF
                            SCHEDULE NO.         ELECTRIC SERVICE TARIFF
                           --------------        -----------------------
                               SCG-1                  TOU-8 or GS-2
                               SCG-2                  TOU-8
                               SCG-3                  TOU-8

                           10.2.1.1 (Applicable to SCG-1 only Standby Demand
                                    for calculation of the standby charge in SCG-1 as specified in Section 1.9. Edison reserves the right to adjust the Standby Demand based on recorded demand during periods standby power is required.

                           10.2.1.2 Applicable to SCG-1 only) capacity
                                    rating for determination of standby waiver qualifications shall be Contract Capacity plus the maximum electric load served by the Generating Facility during the on-peak time period recorded during the preceding 12-month time period.

                           10.2.1.3 A minimum monthly charge may be established
                                    for standby electric

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                               ZOND SYSTEMS, INC.

                                    service as provided in the tariff schedule elected in Section 1.9. Said minimum monthly charge shall be specified in Section 1.9

                  10.2.2   Under Operating Options II and III pursuant to
                           Section 5.1, electric service shall be provided under terms, conditions, and rates of Edison's tariff schedule indicated below as now in effect or as may hereafter be authorized by the Commission to be revised. The applicable tariff schedule is:

                                   TOU-8, GS-1 or
                                   GS-2

                           The contract demand for calculation of the minimum demand charge in the applicable tariff schedules is specified in Section 1.9.

                  10.2.3 Edison shall commence billing Seller for electric service rendered pursuant to the applicable tariff schedule on the date that the Point of Interconnection is energized.

         10.3 Monthly charges associated with Interconnection Facilities shall be billed pursuant to the Interconnection Facilities Agreement contained in the Appendix specified in Section 1.10.

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         10.4     Energy Payment Refund

                  Energy payment refund is immediately due and payable upon Seller's failure to perform the contract obligations as specified in Section 9.5

11.      TAXES

         11.1 Seller shall pay ad valorem taxes and other taxes properly attributable to the Project. If such taxes are assessed or levied against Edison, Seller shall pay Edison for such assessment or levy.

         11.2 Seller shall pay ad valorem taxes and other taxes properly attributed to land, land rights, or interest in land for the Project. If such taxes are assessed or levied against Edison, Seller shall pay Edison for such assessment or levy.

         11.3 Edison shall pay ad valorem taxes and other taxes properly attributed to Interconnection Facilities they own. If such taxes are assessed or levied against Seller, Edison shall pay Seller for such assessment or levy.

         11.4 Seller or Edison shall provide information concerning the Project to any requesting taxing authority

12.      TERMINATION

         12.1 This Contract shall terminate if Firm Operation does not occur within 5 years of the date of Contract execution

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13.      LIABILITY

         13.1 Each Party First Party) releases the other Party Second Party its directors, officers, employees and agents from any loss, damage, claim, cost, charge, or expense of any kind or nature (including any direct, indirect or consequential loss, damage claim, cost, charge, or expense), including attorneys' fees and other costs of litigation, incurred by the First Party in connection with damage to property of the First Party caused by or arising out of the Second Party's construction engineering, repair, supervision, inspection, testing, protection, operation, maintenance replacement, reconstruction, use or ownership of facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of Second Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to Second Party

         13.2 Each Party shall indemnify and hold harmless the other Party, its directors, officers, and employees or agents from and against any loss, damage, claim, cost, charge, or expense of any kind or nature including direct, indirect or consequential loss, damage, claim, cost, charge, or expense), including attorneys' fees and other costs of litigation,

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                               ZOND SYSTEMS, INC.

                  incurred by the other Party in connection with the injury to or death of any person or damage to property of a third party arising out of the indemnifying Party's construction, engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement reconstruction, use, or ownership of its facilities, to the extent that such loss, damage, claim, cost, charge, or expense is caused by the negligence of the indemnifying Party, its directors, officers, employees, agents, or any person or entity whose negligence would be imputed to the indemnifying Party; provided, however, that each Party shall be solely responsible for and shall bear all cost of claims brought by its contractors or its own employees and shall indemnify and hold harmless the other Party for any such costs including costs arising out of any workers compensation law. Seller releases and shall defend and indemnify Edison from any claim, cost, loss, damage, or liability arising from any contrary representation concerning the effect of Edison's review of the design, construction, operation, or maintenance of the Project.

         13.3 The provisions of this Section 13 shall not be construed so as to relieve any insurer of

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                               ZOND SYSTEMS, INC.

                  obligations to pay any insurance claims in accordance with the provisions of any valid insurance policy.

         13.4 Neither Party shall be indemnified under this Section 13 for its liability or loss resulting from its sole negligence or willful misconduct.

14.      INSURANCE

         14.1 Until Contract is terminated, Seller shall obtain and maintain in force as hereinafter provided comprehensive general liability insurance, including contractual liability coverage, with a combined single limit of not less than $1,000,000 each occurrence. The insurance carrier or carriers and form of policy shall be subject to review and approval by Edison.

         14.2 Prior to the date Seller's Generating Facility is first operated in parallel with Edison's electric system, Seller shall i furnish certificate of insurance to Edison, which certificate shall provide that such insurance shall not be terminated nor expire except on thirty days prior written notice to Edison, (ii) maintain such insurance in effect for so long as Seller's Generating Facility is operated in parallel with Edison's electric system, and (iii furnish to Edison an additional insured

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                                            ZOND SYSTEMS, INC.

         endorsement with respect to such insurance in substantially the following form:

                  "In consideration of the premium charged, Southern California Edison Company (Edison) is named as additional insured with respect to all liabilities arising out of Seller's use and ownership of Seller's Generating Facility "The inclusion of more than one insured under this policy shall not operate to impair the rights of one insured against another insured and the coverages afforded by this policy will apply as though separate policies had been issued to each insured. The inclusion of more than one insured will not, however, operate to increase the limit of the carrier's liability Edison will not, by reason of its inclusion under this policy, incur liability to the insurance carrier for payment of premium for this policy.

                  "Any other insurance carried by Edison which may be applicable shall be deemed excess insurance and Seller's insurance primary for all purposes despite any conflicting provisions in Seller's policy to the contrary.

         If the requirement of Section 14.2(iii) prevents Seller from obtaining the insurance required in

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                               ZOND SYSTEMS, INC.

                  Section 14.1, then upon written notification by Seller to Edison Section 14.2(iii shall be waived.

         14.3 The requirements of this Section 14 shall not apply to Seller who is a self-insured governmental agency with established record of self-insurance.

         14.4     If Seller fails to comply with the provisions of this
                  Section 14, Seller shall, at its own cost, defend, indemnify, and hold harmless Edison, its directors, officers, employees, agents, assigns, successors in interest from and against any and all loss, damage, claim, cost, charge, or expense of kind or nature including direct, indirect or consequential loss, damage, claim, cost, charge, or expense, including attorneys' fees and other costs of litigation resulting from the death or injury to any person or damage to any property, including the personnel and property of Edison, to the extent that Edison would have been protected had Seller complied with all of the provisions of this Section 14

15.      UNCONTROLLABLE FORCES

         15.1 Neither Party shall be considered to be in default in the performance of any of the agreements contained in this Contract, except for obligations to pay money, when and to the extent failure of performance shall be caused by an Uncontrollable Force.

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                               ZOND SYSTEMS, INC.

         15.2 If either Party because of an Uncontrollable Force is rendered wholly or partly unable to perform its obligations under this Contract, the Party shall be excused from whatever performance is affected by Uncontrollable Force to the extent so affected provided that:

                  (1) the nonperforming Party, within two weeks after the occurrence of the Uncontrollable Force gives the other Party written notice describing the particulars of the occurrence,

                   2 the suspension of performance is of no greater scope and of no longer duration than is required by the Uncontrollable Force

                   3) the nonperforming Party uses its best efforts to remedy its inability to perform this subsection shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest. It is understood and agreed that the settlement of strikes, walkouts, lockouts or other labor disputes shall be at sole discretion of the Party having the difficulty.

                   4) when the nonperforming Party is able to resume performance of its obligations under this

                               ZOND SYSTEMS, INC.

                           Contract, that Party shall give the other Party written notice to that effect.

         15.3 In the event that either Party's ability to perform cannot be corrected when the Uncontrollable Force is caused by the actions or inactions of legislative, judicial or regulatory agencies or other proper authority, this Contract may be amended to comply with the legal or regulatory change which caused the nonperformance.

                  If a loss of Qualifying Facility status occurs due to an Uncontrollable Force and Seller fails to make the changes necessary to maintain its Qualifying Facility status, the Seller shall compensate Edison for any economic detriment incurred by Edison as a result of such failure.

16.      NONDEDICATION OF FACILITIES

         Neither Party, by this Contract, dedicates any part of its facilities involved in this Project to the public or to the service provided under the Contract, and such service shall cease upon termination of the Contract

17.      PRIORITY OF DOCUMENTS

         If there is a conflict between this document and any Appendix, the provisions of this document shall govern

                               ZOND SYSTEMS, INC.

                  Each Party shall notify the other immediately upon the determination of the existence of any such conflict.

18.      NOTICES AND CORRESPONDENCE

         All notices and correspondence pertaining to this Contract shall be in writing and shall be sufficient if delivered in person or sent by certified mail, postage prepaid, return receipt requested, to Seller as specified in Section 1.1, or to Edison as follows:

                           Southern California Edison Company
                           Post Office Box 800
                           Rosemead, California  91770
                           Attention: Secretary

                  notices sent pursuant to this Section 18 shall be effective when received, and each Party shall be entitled to specify as its proper address any other address in the United States upon written notice to the other Party.

19.      PREVIOUS COMMUNICATIONS

         This Contract contains the entire agreement and understanding between the Parties, their agents, and employees as to the subject matter of this contract, and merges and supersedes all prior agreements, commitments, representations, and discussions between the Parties. No Party shall be bound to any prior obligations, conditions, or representations with respect to the subject matter of this Contract.

                               ZOND SYSTEMS, INC.

20.      NONWAIVER

         None of the provisions of the Contract shall be considered waived by either Party except when such waiver is given in writing. The failure of either Edison or Seller to insist in any one or more instances upon strict performance of any of the provisions of the Contract or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue to remain in full force and effect.

21.      SUCCESSORS AND ASSIGNS

         Neither Party shall voluntarily assign its rights nor delegate its duties under this Contract, or any part of such rights or duties, without the written consent of the other Party, except in connection with the sale or merger of a substantial portion of its properties. Any such assignment or delegation made without such written consent shall be null and void. Consent for assignment shall not be withheld unreasonably. Such assignment shall include, unless otherwise specified therein, all of Seller's rights to any refunds which might become due under this Contract.

22.      EFFECT OF SECTION HEADINGS

         Section headings appearing in this Agreement are inserted for convenience only, and shall not be construed as interpretations of text.

                               ZOND SYSTEMS, INC.

23.      GOVERNING LAW

         This Contract shall be interpreted, governed, and construed under the laws of the State of California as if executed and to be performed wholly within the State of California.

24.      MULTIPLE ORIGINALS

         This Contract is executed in two counterparts, each of which shall be deemed an original.

SIGNATURES

         IN WITNESS WHEREOF, the Parties hereto have executed this Contract this __________________ of ___________________________________ 19


                                        SOUTHERN CALIFORNIA EDISON COMPANY


[SEAL]                                  By    /s/ Edward A. Myers, Jr.
                                           -------------------------------------
                                                  Edward A. Myers, Jr.
                                                  Vice President


                                        ZOND SYSTEMS, INC


                                        By    /s/ Daniel G. Reynolds
                                           -------------------------------------
                                                  Daniel G. Reynolds
                                                  Vice President

                               ZOND SYSTEMS, INC.


                                   APPENDIX A


                      INTERCONNECTION FACILITIES AGREEMENT

                         SELLER OWNED AND OPERATED BASIS

                               ZOND SYSTEMS, INC.

                                   APPENDIX A

INTERCONNECTION FACILITIES - SELLER OWNED AND OPERATED FACILITY

         A.1 Seller shall design, purchase, construct, operate and maintain Seller owned Interconnection Facilities at its sole expense. Edison shall have the right to review the design as to the adequacy of the Protective Apparatus provided. Any additions or modifications required by Edison shall be incorporated by Seller.

         A.2 Notwithstanding the provisions of Section 13, Seller, having elected to own, operate, and maintain the Interconnection Facilities, shall accept all liability and release Edison from and indemnify Edison against any liability for faults or damage to Seller's Interconnection Facility, the Edison electric system and the public as a result of the operation of Seller's project, except that Edison shall not be indemnified for its liability or loss resulting from its sole negligence or willful misconduct.

         A.3 Edison shall have the right to observe the construction of the Interconnection Facilities, and inspect said facilities after construction is completed at the Seller's expense.

         A.4 Facilities which are deemed necessary by Edison for the proper and safe operation of the Interconnection Facilities and which Seller desires Edison to own and operate at Seller's expense shall be provided as

                               ZOND SYSTEMS, INC.

                  appendant facilities. Edison shall own, operate and maintain any necessary appendant facilities which may be installed in connection with the Interconnection Facilities at Seller's expense. Edison may, as it deems necessary, modify the aforementioned facilities at Seller's expense.

         A.5 Seller shall install at Seller's expense its portion of the appendant facilities in accordance with Rule 21. Within 30 days after installation is complete, Seller shall transfer ownership of the appendant facilities to Edison in a manner acceptable to Edison.

         A.6 Maintenance of facilities referred to in Section A.4 shall be paid by Seller pursuant to the attached Application and Contract for Interconnection Facilities Plus Operation and Maintenance.

         A.7 To the extent that Edison deems it necessary to effect the arrangements contemplated by this Agreement, Edison may, from time to time, request the Seller to design, install, operate, maintain, modify, replace, repair or remove any or all of the Interconnection Facility. Such equipment and/or Protective Apparatus shall be treated as Interconnection Facilities and added to the Interconnection Facilities Contract by amendment pursuant to Section A.4.

                               ZOND SYSTEMS, INC.

         A.8 Edison shall have the right to review any changes in the design of the Interconnection Facilities and recommend modification(s to the design as it deems necessary for proper and safe operation of the Project when in parallel with the Edison electric system.

                               ZOND SYSTEMS, INC.

             APPLICATION AND CONTRACT FOR INTERCONNECTION FACILITIES
                         PLUS OPERATION AND MAINTENANCE

                  The Seller hereby requests the Southern California Edison Company (Edison) to provide the appendant facilities described on the last page hereof and by this reference herein incorporated, hereinafter called "Interconnection Facilities." Interconnection Facilities as defined and used herein are a group of Added Facilities which have been designated as Interconnection Facilities, to accommodate negotiation and preparation of contracts for parallel generation projects. Interconnection Facilities, as are Added Facilities, shall be provided in accordance with the applicable Tariff Schedules of Edison. Such Interconnection Facilities are to be owned operated and maintained by Edison

                  In consideration of Edison's acceptance of this application, Seller hereby agrees to the following:

1. Edison shall have the right to observe the construction of the Interconnection Facilities and inspect and test said facilities after construction is completed at the Seller's expense.

2. Seller shall pay a monthly charge for the Interconnection Facilities' operation and maintenance in the amount of .9% of the added equipment investment as determined by Edison and as entered by Edison on the last page hereof. The monthly charge shall be adjusted periodically in accordance with the pro-rata operation and maintenance

                                       -1-              Attachment to Appendix A

                               ZOND SYSTEMS, INC.

         charges for added facilities pursuant to Rule No. 2.H 2b. The monthly charge may be based upon estimated costs of the Interconnection Facilities and when the recorded book cost of the Interconnection Facilities has been determined by Edison, the charges shall be adjusted retroactively to the date when service is first rendered by means of such Interconnection Facilities. Additional charges resulting from such adjustment shall, unless other terms are mutually agreed upon, be payable within thirty 30 days from the date of presentation of a bill therefor. Any credits resulting from such adjustment will, unless other terms are mutually agreed upon, be refunded upon demand of Seller.

3. Whenever a change is made in the Interconnection Facilities which results in changes in the added equipment investment, the monthly charge will be adjusted on the basis of the revised added equipment investment. The cost of such change shall be payable by Seller within sixty (60) days from the date of presentation of a bill therefor. The description of the Interconnection Facilities will be amended by Edison on the last page hereof to reflect any changes in equipment, installation and removal cost, amount of added equipment investment, and monthly charge resulting from any such change in the Interconnection Facilities or adjustment as aforesaid.

                                       -2-              Attachment to Appendix A

                               ZOND SYSTEMS, INC.

4. The monthly charges payable hereunder shall commence upon the date when said Interconnection Facilities are available for use but not before service is first established and rendered through Edison's normal facilities and shall first be payable when Edison shall submit the first energy bill after such date and shall continue until the abandonment of such Interconnection Facilities by Seller, subject to the provisions of Paragraphs 3. and 4. hereof.

5. Seller agrees to utilize said Interconnection Facilities in accordance with good operating practice and to reimburse Edison for damage to said Facilities occasioned or caused by the Seller or any of his agents, employees or licensees. Failure so to exercise due diligence in the utilization of said Interconnection Facilities will give Edison the right to terminate this agreement.

6. This Application and Contract for Interconnection Facilities supplements the appropriate application and contract(s) for electric service presently in effect between Seller and Edison.

                                       -3-              Attachment to Appendix A

                               ZOND SYSTEMS, INC.

DATED: _________________________________          SELLER: Zond Systems, Inc.

WITNESS: _______________________________          BY:   /s/ Daniel G. Reynolds
                                                      --------------------------
                                                           Daniel G. Reynolds
                                                            Vice President

Approved and Accepted for
SOUTHERN CALIFORNIA EDISON COMPANY  Mail (Address  P.O. Box 800
                                    Rosemead, CA 91770


By    /s/ Edward A. Myers, Jr.
    ----------------------------
        Edward A. Myers, Jr.
          Vice President

[SEAL]

                                       -4-              Attachment to Appendix A

                               ZOND SYSTEMS, INC.

SERVICE ADDRESS: Sections 33 and 34, Township 12 North, Range 14 West, SBB&M.

DATE APPLICANT DESIRES INTERCONNECTION FACILITIES

AVAILABLE: 05-01-85

DATE APPLICANT WILL BEGIN CONSTRUCTION OF THE GENERATING FACILITY:

January 1, 1985

DESCRIPTION OF INTERCONNECTION FACILITIES:

         Time of use metering


TOTAL COST OF INTERCONNECTION FACILITIES*: ESTIMATED $6,100

ADDED INVESTMENT*: ESTIMATED $6,100

ADDED INVESTMENT: RECORDED BOOK COST $_______________________

ESTIMATED INSTALLATION AND REMOVAL COST*: $-0-

DATE SERVICE FIRST RENDERED BY MEANS OF THE INTERCONNECTION FACILILTIES:
__________________


*Cost estimates are for information purposes only and are not binding unless provided in writing by Edison pursuant to a written request by Seller.

                                       -5-              Attachment to Appendix A

                                   APPENDIX B


                         FORECAST OF ANNUAL AS-AVAILABLE

                            CAPACITY PAYMENT SCHEDULE

                       SOUTHERN CALIFORNIA EDISON COMPANY
                            LONG TERM STANDARD OFFER
                     CAPACITY PAYMENT SCHEDULE - FORECAST OF
                            AS AVAILABLE CAPACITY(1)

Line                                                 As Available Capacity(2)
 No.                         Year                          ($/kW-year)
----                         ----                    ------------------------
 1                           1984                               76
 2                           1985                               81
 3                           1986                               87
 4                           1987                               94
 5                           1988                              101
 6                           1989                              109
 7                           1990                              117
 8                           1991                              126
 9                           1992                              148
10                           1993                              158
11                           1994                              169

                            SEASONAL TIME OF DELIVERY

Line                                            As-Available Capacity*
 No.       Year       Season        Period             (CENT/kWh)
----       ----       ------       --------     ----------------------
 1.        1984       Summer       On-Peak               7.854
 2.                                Mid-Peak              0.120
 3.                                Off-Peak              0.000

 4.                   Winter       On-Peak               1.516
 5.                                Mid-Peak              0.424
 6.                                Off-Peak              0.022

----------
(1)      This forecast to be used in conjunction with Capacity Payment Option A.

(2) The annual as-available capacity($/kW-yr) will be converted to a seasonal time-of delivery (CENT/kWh) value that is consistent with as-available time-of-delivery rates currently authorized by the Commission for Avoided As-Available Capacity.

* In subsequent years, the annual as-available capacity ($/kW-yr) will be converted to a seasonal time-of-delivery (CENT/kWh) value that is consistent with as-available time-of-delivery rates currently authorized by the Commission for Avoided As-Available Capacity.

                                   APPENDIX C

                   FORECAST OF ANNUAL MARGINAL COST OF ENERGY

                       SOUTHERN CALIFORNIA EDISON COMPANY
                            LONG TERM STANDARD OFFER
              ENERGY PAYMENT SCHEDULE - FORECAST OF ANNUAL MARGINAL
                                COST OF ENERGY(1)

Line                                           Annual Marginal Cost of Energy(2)
 No.                         Year                        (CENT/kWh)
----                         ----              --------------------------------
 1                           1984                           5.6
 2                           1985                           5.7
 3                           1986                           6.0
 4                           1987                           6.4
 5                           1988                           6.9
 6                           1989                           7.6
 7                           1990                           8.1
 8                           1991                           8.6
 9                           1992                           9.3
10                           1993                          10.1
11                           1994                          10.9

                            SEASONAL TIME OF DELIVERY

Line                                      Annual Marginal Cost of Energy*
 No.     Year     Season      Period                 (CENT/kWh)
----     ----     ------    ----------    -------------------------------

 1        984     Summer    On-Peak                      6.1
 2                          Mid-Peak                     5.8
 3                          Off-Peak                     5.5

 4.               Winter    On-Peak                      5.7
 5.                         Mid-Peak                     5.6
 6.                         Off-Peak                     5.5

 7.               Annual                                 5.6

----------
(1)      This forecast to be used in conjunction with Energy Payment 21
         Option 1.

(2) The annual energy payments in the table will be converted to seasonal time-of-delivery energy payment rates that are consistent with the time-of-delivery rates currently authorized by the Commission for Avoided Energy Cost Payments.

* In subsequent years, the annual energy payments in the table will be converted to seasonal time-of-delivery energy payment rates that are consistent with time-of-delivery energy payment rates currently authorized by the Commission for Avoided Energy Cost Payments.